Exhibit 24.2

February 6, 2014

Thomas J. Webb

Catherine M. Reynolds

Melissa M. Gleespen

Consumers Energy Company

One Energy Plaza

Jackson, MI 49201-2276

Consumers Energy Company is required to file an Annual Report on Form 10-K for the year ended December 31, 2013 with the Securities and Exchange Commission.

We hereby make, constitute and appoint each of you our true and lawful attorney for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission said Annual Report with any necessary exhibits, and any amendments thereto that may be required.

Very truly yours,

/s/ D. W. Joos	/s/ Philip R. Lochner, Jr.
David W. Joos	Philip R. Lochner, Jr.

/s/ Jon E. Barfield	/s/ M. T. Monahan
Jon E. Barfield	Michael T. Monahan

s/ Kurt L. Darrow	/s/ John Russell
Kurt L. Darrow	John G. Russell

/s/ Stephen Ewing	/s/ K. L. Way
Stephen E. Ewing	Kenneth L. Way

/s/ Richard M. Gabrys	/s/ Laura Wright
Richard M. Gabrys	Laura H. Wright

/s/ William D. Harvey	/s/ John B. Yasinsky
William D. Harvey	John B. Yasinsky